10(y). First Amendment dated March 28, 1997, to the Credit Agreement dated May 31, 1994.

                       FIRST AMENDMENT TO CREDIT AGREEMENT
                       -----------------------------------

                  THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of March 28, 1997 (this "Amendment"), is among KEITHLEY INSTRUMENTS, INC., an Ohio corporation (the "Company"), KEITHLEY INSTRUMENTS, GMBH, a corporation organized and existing under the laws of the Federal Republic of Germany (the "Borrowing Subsidiary" and, collectively with the Company, the "Borrowers" or each a "Borrower") the banks set forth on the signature pages hereof (collectively, the "Banks") and NBD BANK, a Michigan banking corporation, as agent for the Banks (in such capacity, the "Agent").

                                    RECITALS
                                    --------

                  A. The Borrowers, the Agent and the Banks are parties to a Credit Agreement, dated as of May 31, 1994 (as now and hereafter amended, the "Credit Agreement"), pursuant to which the Banks agreed, subject to the terms and conditions thereof, to extend credit to the Borrowers.

                  B. The Borrowers desire to amend the Credit Agreement and the Agent and the Banks are willing to do so strictly in accordance with the terms hereof.

                                      TERMS
                                      -----

                  In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

                                   ARTICLE 1.
                                   AMENDMENTS
                                   ----------

                  Upon fulfillment of the conditions set forth in Article 3 hereof, the Credit Agreement shall be amended as follows:

                  1.1      Section 1.1 shall be amended as follows:

                           (a) The definition of "Commitment"  shall be amended
 by deleting the last sentence of such definition in its entirety.

                           (b) The  definition  of  "Floating  Rate" shall be
amended by deleting clause (a) therein in its entirety and inserting the following in place thereof: "(a) zero percent (0%) per annum".

                           (c) The definition of "Leverage Ratio" shall be
deleted in its entirety and the following shall be inserted in place thereof:

                           "LEVERAGE RATIO" shall mean, as of any date, the ratio of the Consolidated Funded Debt of the Company and its Subsidiaries to the Consolidated Total Capitalization of the Company and its Subsidiaries.

                           (d) The  definition of  "Multicurrency  Rate" shall
be amended by deleting clause (a) in its entirety and inserting the following in place thereof: "(a) Applicable Margin".

                           (e) The definition of  "Termination  Date" shall be
amended by deleting clause (a) in its entirety and inserting the following in place thereof: "March 28, 2002".

                           (f) The following definitions shall be added in
appropriate alphabetical order:

                           "APPLICABLE MARGIN" shall mean with respect to any Multicurrency Rate Loan or facility fee, as the case may be, the applicable percentage set forth in the table below as adjusted on the first day of each fiscal quarter of the Company based upon the Leverage Ratio for the fiscal quarter immediately preceding the fiscal quarter most recently ended and shall remain in effect until the next change to be effected pursuant to this definition:

                                Applicable Margin
                                -----------------

 ====================================================================================
 Leverage Ratio                                      Multi-currency     Facility Fee
                                                        Rate Loan
 --------------------------------------------------- --------------------------------
 Less than .30:1.0                                      0.275%             0.125%
 --------------------------------------------------- ------------------ -------------
 Greater than or equal to .30:1.0 but less than
 .38:1.0                                                0.35%              0.15%
 --------------------------------------------------- ------------------ -------------
 Greater than or equal to .38:1.0                       0.55%              0.20%
 --------------------------------------------------- ------------------ -------------

                           "FIRST AMENDMENT EFFECTIVE DATE" shall mean
                           March 28, 1997.

                           "FIXED CHARGE COVERAGE RATIO" shall mean, as of the end of any fiscal quarter, the ratio of (a) Consolidated EBITDA of the Company and its Subsidiaries for such period, plus the maximum amount of all rents and other payments paid or required to be paid during such period under any operating lease in respect of which the Company or any of its Subsidiaries is obligated as lessee or


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


                           user, to (b) the sum of Consolidated Interest Expense for such period, plus the maximum amount of all rents and other payments paid or required to be paid during such period under any operating lease in respect of which the Company or any of its Subsidiaries is obligated as lessee or user.

                           "FUNDED DEBT" of any person shall mean, as of any date, the sum of all interest bearing Indebtedness (including obligations under Capital Leases) of such person, other than Indebtedness which is subordinated to Indebtedness owing to the Agent and the Banks under the Loan Documents in form and substance satisfactory to the Banks minus invested cash in excess of $1,500,000.

                           "NET WORTH" of any person shall mean, as of any date, the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of such person and the amount of any foreign currency translation adjustment account shown as a capital account of such person.

                           "TOTAL CAPITALIZATION" of any person shall mean, as of any date, the sum of the Funded Debt of such person plus the Net Worth of such person.

                           (g) The following  definitions shall be deleted from
Section 1.1 together with all references to such defined terms in the Credit
Agreement: "Applicable Tranche B Commitment Fee", "Applicable Multicurrency Rate Margin", "Applicable Floating Rate Margin", "Current Assets" and "Current Liabilities", "Debt Service Coverage Ratio" and "Tangible Net Worth".

                    1.2 Section 2.1(b) shall be amended by deleting the reference to "Tranche A Commitment" in the last sentence and inserting "Commitment" in place thereof.

                    1.3 Section 2.1(c) shall be deleted and the following shall be inserted in place thereof:

                           (a) LIMITATION ON AMOUNT OF LOANS. Notwithstanding anything in this Agreement to the contrary, the aggregate principal amount of the Loans made by any Bank at any time outstanding shall not exceed the amount of its respective Commitment as of the date any such Loan is made.

                    1.4 Section 2.3 shall be deleted and the following shall be inserted in place thereof:




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

                                   2.3 FEES. (a) The Borrowers agree to pay to
                           each Bank a facility fee on the daily average amount of its respective Commitment, for the period from the Effective Date to but excluding the Termination Date, at a per annum rate equal to the Applicable Margin. Accrued facility fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the first such Business Day occurring after the Effective Date, and on the Termination Date.

                                           (b) The Borrowers agree to pay to the
                           Agent an agency fee for its services as Agent under this Agreement in such amounts as may from time to time be agreed upon by the Company and the Agent.

                    1.5 Sections 5.2(a), (b), (c) and (d) shall be deleted in their entirety and the following shall be inserted in place thereof:

                           (a) [Intentionally Reserved.]

                           (b) NET WORTH. Permit or suffer the Consolidated Net Worth of the Company and its Subsidiaries to be less than the sum of (i) $24,000,000 plus (ii) an amount equal to 50% of Cumulative Net Income (without reduction for net loss) of the Company and its Subsidiaries for each fiscal year of the Company ending after the First Amendment Effective Date.

                           (c) FIXED CHARGE COVERAGE RATIO. Permit or suffer the Consolidated Fixed Charge Coverage Ratio of the Company and its Subsidiaries to be less than (i) for the fiscal quarter ending March 31, 1997, 2.0 to 1.0,
                           (ii) for the fiscal quarter ending June 30, 1997,
                           2.25 to 1.0 ,and (iii) as of the last day of each fiscal quarter thereafter, 2.75 to 1.0., in each case, calculated for the four (4) consecutive fiscal quarters then ending.

                           (d) LEVERAGE  RATIO.  Permit or suffer the
                           Consolidated Leverage Ratio of the Company and its Subsidiaries to be greater than .45 to 1.0 at any time.

                    1.6 The "Commitment Amount" set forth in the signature block of each Bank shall be amended by deleting the entire parenthetical reference directly below the reference to such Bank's Commitment Amount, by deleting the "Commitment Amount" set forth next to the


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


name of each Bank and inserting in place thereof the amount set forth below next to the name of such Bank:

                                Commitment Amount
                                -----------------

NBD Bank                         $15,000,000
KeyBank National Association $10,000,000

                                   ARTICLE 2.
                                 REPRESENTATIONS
                                 ---------------

                  Each Borrower represents and warrants to the Agent and the Banks that:

                  2.1 The execution, delivery and performance of this Amendment is within its powers, has been duly authorized and is not in contravention with any law, of the terms of its Articles of Incorporation or By-laws, or any undertaking to which it is a party or by which it is bound.

                  2.2 This Amendment is the legal, valid and binding obligation of the Borrower enforceable against it in accordance with the terms hereof.

                  2.3 After giving effect to the amendments herein contained, the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

                  2.4 No Event of Default or any event or condition which might become an Event of Default with notice or lapse of time, or both, exists or has occurred and is continuing on the date hereof.

                                   ARTICLE 3.
                           CONDITIONS OF EFFECTIVENESS
                           ---------------------------

                  This Amendment shall not become effective until each of the following has been satisfied:

                  3.1 This Amendment shall be signed by the Borrowers, the Agent and the Banks.

                  3.2 The Company shall have delivered to the Agent resolutions adopted by the Board of Directors of the Company, certified by an officer of the Company as being in full force and effect without amendment as of the date hereof, authorizing the Company to execute this Amendment.




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

                  3.3 An opinion of legal counsel for the Company with respect to the matters contained in Sections 2.1 and 2.2 hereof and otherwise in form and substance satisfactory to the Banks shall have been delivered to the Agent.

                  3.4 The Borrowers shall have executed new Revolving Credit Notes in favor of each Bank reflecting the Commitment Amounts set forth in
Section 1.6 of this Amendment.







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



                                   ARTICLE 4.
                                 MISCELLANEOUS.
                                 --------------

                  41. References in the Credit Agreement or in any note, certificate, instrument or other document to the "Credit Agreement" shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

                  4.2 The Company agrees to pay and to save the Agent harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

                  4.3 The Company acknowledges and agrees that the Agent and the Banks have fully performed all of their obligations under all documents executed in connection with the Credit Agreement and all actions taken by the Agent and the Banks are reasonable and appropriate under the circumstances and within their rights under the Credit Agreement and all other documents executed in connection therewith and otherwise available. Each Borrower represents and warrants that it is not aware of any claims or causes of action against the Agent or any Bank, any participant lender or any of their successors or assigns.

                  4.4 Except as expressly amended hereby, each Borrower agrees that the Credit Agreement, the Notes and all other documents and agreements executed by the Borrower in connection with the Credit Agreement in favor of the Agent or any Bank are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                  4.5 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.




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


                  IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of March 28, 1997.

                                 KEITHLEY INSTRUMENTS, INC.

                                     /s/ Ronald M. Rebner
                                 By: _________________________________

                                          Chief Financial Officer
                                     Its: _______________________________

                                 KEITHLEY INSTRUMENTS, GMBH

                                      /s/ H. Hamm
                                 By: _________________________________

                                           Managing Director
                                     Its: _______________________________

                                 NBD BANK, as Agent and Individually as a Bank

                                      /s/ Winifred S. Pinet
                                 By: _________________________________

                                            First Vice President
                                     Its: _______________________________

                                 KEYBANK NATIONAL ASSOCIATION,
                                 SUCCESSOR BY MERGER TO SOCIETY
                                 NATIONAL BANK

                                     /s/ Thomas J. Purcell
                                 By: _________________________________

                                           Vice President
                                     Its: _______________________________




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